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                                                                      EXHIBIT 14


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus dated March 1, 2002 and "Independent Auditors and Financial Statements" in the Statement of Additional Information dated March 1, 2002; and to the incorporation by reference of our report dated December 14, 2001 on the financial statements and financial highlights of Harbor Mid Cap Growth Fund, Harbor Growth Fund, Harbor Small Cap Growth Fund, Harbor International Growth Fund, Harbor Global Equity Fund, Harbor Capital Appreciation Fund, Harbor International Fund II, Harbor International Fund, Harbor Large Cap Value Fund, Harbor Bond Fund, Harbor Short Duration Fund, and Harbor Money Market Fund, the portfolios of Harbor Fund, which Prospectus, Statement of Additional Information, and Annual Report are incorporated by reference in the Combined Prospectus/Proxy Statement and the Statement of Additional Information included in this Registration Statement on Form N-14 of Harbor Fund.

We also consent to the references to our firm under the captions "Experts" and "Financial Highlights" for the Harbor International Fund II, Harbor International Fund, Harbor Growth Fund, and Harbor Small Cap Growth Fund of Harbor Fund in the Combined Prospectus/Proxy Statement in the Registration Statement on Form N-14 of Harbor Fund.



                                                              ERNST & YOUNG LLP



Boston, Massachusetts
September 6, 2002